Exhibit 5.1

6th Floor
125 Old Broad Street
London EC2N 1AR
T +44 20 7796 7600
F +44 20 7786 7699
mourantozannes.com

BeiGene, Ltd.

94 Solaris Avenue

Camana Bay

PO Box 1348

Grand Cayman, KY1-1108

Cayman Islands

26 May 2017

Our ref:                        8017617/70101043/5

Dear Sirs

BeiGene, Ltd. (the Company)

We have acted as the Cayman Islands legal advisers to the Company in connection with the Documents (defined below).

This is our legal opinion relating to the Company and the Documents in support of a filing by the Company of a registration statement on Form S-3 to be filed on or about the date of this opinion (the Registration Statement) with the United States Securities and Exchange Commission, under the Unites States Securities Act of 1933 as amended (the US Securities Act), relating to the registration of, inter alia, certain securities to be issued by the Company from time to time as set out in paragraph 1 below.

1.                                      Securities

The Registration Statement is filed for the registration, separately or together, of, inter alia, the following new securities, which may be issued by the Company from time to time after the date of this opinion (the Securities):

(a)                                 ordinary shares, par value US$0.0001 per share, of the Company (the Ordinary Shares), thirteen of which may be represented by one American Depositary Share (the ADSs);

(b)                                 preferred shares, par value US$0.0001 per share, of the Company (the Preference Shares), one or more of which may be represented by one ADS;

(c)                                  senior debt securities (the Senior Debt Securities), which may be issued pursuant to one or more senior indentures (each a Senior Indenture) to be executed by the Company and a trustee to be named later;

(d)                                 subordinated debt securities (together with the Senior Debt Securities, the Debt Securities), which may be issued pursuant to one or more separate indentures (each a Subordinated Indenture and, together with the Senior Indentures, the Indentures) to be executed by the Company and a trustee to be named later;

(e)                                  warrants (the Warrants) to purchase Ordinary Shares and/or Preference Shares; and

(f)                                   units (the Units) consisting of Ordinary Shares, Preference Shares, Debt Securities and/or Warrants.

Mourant Ozannes is a Cayman Islands partnership

A list of the partners is available at mourantozannes.com

2.                                      Documents, searches and definitions

2.1                               We have reviewed a copy of each of the following documents for the purposes of this opinion:

(a)                                 the Registration Statement in the form to be filed on 26 May 2017 under the US Securities Act (excluding its exhibits and any documents incorporated by reference into the Registration Statement save as expressly mentioned in paragraphs 2.1(b) and 2.1(c) below), but only to the extent required for the purpose of giving our opinion in paragraph 4 below);

(b)                                 a form of the Senior Indenture filed as an exhibit to the Registration Statement;

(c)                                  a form of the Subordinated Indenture filed as an exhibit to the Registration Statement;

(d)                                 the Company’s certificate of incorporation and memorandum and articles of association that were adopted on 8 February 2016;

(e)                                  the Company’s register of directors and officers (the Register of Directors), register of members (the Register of Members) and register of mortgages and charges (the Register of Charges) that were provided to us on 25 May 2017;

(f)                                   the resolutions in writing of the directors of the Company passed on 19 May 2017 (the Director Resolutions); and

(g)                                  a certificate of good standing for the Company dated 19 May 2017 issued by the Registrar.

2.2                               We carried out a search of the Grand Court Register (defined below) in relation to the Company on 25 May 2017 (the Grand Court Search).

2.3                               In this opinion:

(a)                                 agreement includes an agreement, deed or other instrument;

(b)                                 Companies Law means the Companies Law (2016 Revision) of the Cayman Islands;

(c)                                  Company Records means the Company’s memorandum and articles of association, the Register of Directors, the Register of Members and the Register of Charges;

(d)                                 Documents means the documents listed in paragraphs 2.1(a) to 2.1(c) above, and Document means any of them;

(e)                                  execute and its other grammatical forms mean (unless the context requires otherwise) that a document has been signed, dated and unconditionally delivered;

(f)                                   Grand Court means the Grand Court of the Cayman Islands;

(g)                                  Grand Court Register means the Register of Writs and Other Originating Process of the Grand Court maintained by the Clerk of the Grand Court;

(h)                                 insolvent means, in relation to the Company, that it is unable to pay its debts as they fall due;

(i)                                     non-assessable means, with respect to the Ordinary Shares and Preference Shares, that a holder of such Shares, in respect of which all amounts due on such Shares as to the nominal amount and any premium thereon have been fully paid, will be under no obligation to contribute to the liabilities of the Company solely in their capacity as holders of such Ordinary Shares or Preference Shares (except in exceptional circumstances and subject to the Company’s articles of association (the Articles), such as involving fraud, the establishment of an agency relationship or an illegal or improper purpose or other circumstances in which a court may be prepared to pierce or lift the corporate veil);

(j)                                    Registrar means the Registrar of Companies in the Cayman Islands;

(k)                                 Shares means the Ordinary Shares and Preference Shares (including any securities with a right to convert or exchange into Ordinary Shares or Preference Shares (including, without limitation, the Debt Securities)); and

(l)                                     signed means that a document has been duly signed or sealed.

3.                                      Assumptions

We have assumed (and have not independently verified) that:

3.1                               each document examined by us:

(a)                                 whether it is an original or copy, is (along with any date, signature, initial, stamp or seal on it) genuine and complete, up-to-date and (where applicable) in full force and effect; and

(b)                                 was (where it was executed after we reviewed it) executed in materially the same form as the last draft of that document examined by us;

3.2                               where we have only been sent a copy of the signed signature pages of any Document, each party to that Document has unconditionally delivered the entire document (including its signed signature page) in materially the same form as the last draft of that Document examined by us;

3.3                               in causing the Company to enter into each Document to which it is party, each director of the Company:

(a)                                 acted honestly, in good faith and in what the director believed to be the best interests of the Company;

(b)                                 exercised the director’s powers as a director for a proper purpose; and

(c)                                  exercised the care, diligence and skill that a reasonable director would exercise in the same circumstances;

3.4                               each director of the Company (and any alternate director) has disclosed to each other director any interest of that director (or alternate director) in the transactions contemplated by each Document to which the Company is party in accordance with the Company’s memorandum and articles of association;

3.5                               the Director Resolutions were duly passed, are in full force and effect and have not been amended, revoked or superseded and any meeting at which those resolutions were passed was duly convened, held and quorate throughout;

3.6                               each document examined by us that has been signed by the Company:

(a)                                 has been signed by the person(s) authorised by the Company to sign it;

(b)                                 (where any signatory is a body corporate) it has been signed in accordance with that body corporate’s constitution and then current signing authorities; and

(c)                                  has been dated and unconditionally delivered by the Company;

3.7                               there are no documents or arrangements to which the Company is party or resolutions of the Company’s directors or shareholders that conflict with, or would be breached by, the Company’s entry into, or performance of its obligations under, any Document to which it is party;

3.8                               the Company is not insolvent and will not become insolvent as a result of executing, or performing its obligations under, any Document to which it is party and no steps have been taken, or resolutions passed, to wind up the Company or appoint a receiver in respect of the Company or any of its assets;

3.9                               the Company is not carrying on any activity which requires a licence under any regulatory laws (as defined in the Companies Law);

3.10                        the Company is not, nor is it owned or controlled directly or indirectly by, a state or sovereign entity;

3.11                        each party to each Document (other than, as a matter of the laws of the Cayman Islands, the Company where it is a party) has:

(a)                                 the capacity and power;

(b)                                 taken all necessary action; and

(c)                                  obtained or made all necessary agreements, approvals, authorisations, consents, filings, licences, registrations and qualifications (whether as a matter of any law or regulation applicable to it or as a matter of any agreement binding upon it), to execute and perform its obligations under that Document;

3.12                        each Document has been executed by each party to it (other than, as a matter of the laws of the Cayman Islands, the Company where it is a party);

3.13                        the obligations of each party under each Document to which it is party are legal, valid, binding and enforceable under all applicable laws other than the laws of the Cayman Islands;

3.14                        none of our opinions will be affected by the laws or public policy of any foreign jurisdiction;

3.15                        the choice of the governing law of each Document has been made in good faith;

3.16                        the information disclosed by the Grand Court Search was at the time of the search, and continues to be, accurate and complete;

3.17                        the Company Records were and remain at the date of this opinion accurate and complete;

3.18                        in respect of the Shares to be registered on the Registration Statement:

(a)                                 such Shares shall be allotted and issued in accordance with the Articles;

(b)                                 a meeting of the board of directors of the Company (or a duly constituted and empowered committee thereof) shall have been duly convened and held and a valid resolution passed at such meeting, or a valid written resolution of the directors or a duly constituted and empowered committee thereof shall have been passed, to approve each allotment and issue of Shares and each grant of rights to subscribe for Shares and such resolutions shall not have been amended or rescinded and shall be in full force and effect;

(c)                                  the directors of the Company will use all their authorities and will exercise all their powers in connection with each allotment and issue of Shares and each grant of rights to subscribe for Shares bona fide in the interests of the Company and in a way most likely to promote the success of the Company for the benefit of its members as a whole;

(d)                                 no alteration shall have been made to the Articles as at the date of allotment and issue of Shares;

(e)                                  the directors of the Company present at each meeting referred to in paragraph 3.18(b) above shall duly declare any personal interest in the business transacted at the meeting and shall be entitled to count in the quorum and to vote in respect of the resolutions to be passed at the meeting and that in approving the allotment and issue of Shares or grant of rights to subscribe for Shares, as the case may be, the directors will be acting in good faith and without any conflict of interest which was not fully disclosed and properly approved; and

(f)                                   as at each date of allotment and issue of Shares, the Company shall have received in full the consideration equal to the subscription price payable for such Shares (such subscription price being no less than the nominal value of such Shares, whether in US dollars or equivalent in any other currency), and shall have entered the holder or holders thereof in the register of members of the Company (or in the case of securities other than the Ordinary Shares or Preference Shares, the other applicable register) showing that such Shares shall have been fully paid up as to their nominal value and any premium thereon as at the date of their allotment;

3.19                        one ADS represents thirteen Ordinary Shares and one ADS represents one or more Preference Share (as applicable);

3.20                        the Indentures and Debt Securities are in the form referenced in the Registration Statement;

3.21                        the execution and delivery of Indentures and Debt Securities and any other documents containing guarantees by the Company will be in good faith and in furtherance of the Company’s objects under its memorandum of association and will be a proper use of its directors’ powers and in its best interests and that the exercise of its rights and performance of its obligations thereunder will be of material commercial benefit to the Company and that immediately after the execution of each such document the Company will be solvent;

3.22                        any Shares issued on exercise of the Warrants will be issued in accordance with the terms of those Warrants and in accordance with the Articles;

3.23                        there will be no change to the Articles after the date of this opinion which would affect any of the opinions given in this opinion;

3.24                        the Company is not, and will not be (by virtue of the issue of the Debt Securities or otherwise), in breach of any borrowing limits or restrictions in the Articles or any other instrument or contract binding on the Company; and

3.25                        the terms and conditions applicable to the Debt Securities, Warrants and Shares or any combination of the foregoing, will not be inconsistent with the Registration Statement.

4.                                      Opinion

Subject to the assumptions, observations, qualifications and limitations set out in this opinion, and to matters not disclosed to us, we are of the following opinion.

4.1                               Status:  the Company is incorporated under the Companies Law, validly exists as an exempted company under the laws of the Cayman Islands and is in good standing with the Registrar.  For the purposes of this opinion, good standing means only that the Company is listed on the register of companies maintained by the Registrar and has paid its annual filing fee to the Registrar for the current year.

4.2                               Taxation: The statements under the caption Taxation in the prospectus forming part of the Registration Statement, to the extent that they constitute statements of Cayman Islands law, are accurate in all material respects and that such statements constitute our opinion.

4.3                               Issue of Securities:

(a)                                 upon allotment and issue thereof and payment therefor, when the Ordinary Shares are allotted and issued in accordance with the assumptions above, such Ordinary Shares will be duly authorized, validly issued, fully paid and non-assessable;

(b)                                 upon allotment and issue thereof and payment therefore, when the Preference Shares are allotted and issued in accordance with the assumptions above, such Preference Shares will be duly authorised, validly issued, fully paid and non-assessable; and

(c)                                  when the Indentures have been duly authorised, executed and delivered by the parties thereto in accordance with applicable law, and when the specific terms of a particular series of Debt Securities have been duly authorised and established in accordance with the relevant Indenture and such Debt Securities have been duly authorised, executed, authenticated, issued and delivered in accordance with the relevant Indenture and any applicable underwriting or other agreement, such Debt Securities and Indentures will constitute valid an binding obligations of the Company.

4.4                               Choice of law:  if an action relating to any Indenture is commenced in the Grand Court, the Grand Court will uphold, as a valid choice of law, the law selected in the Indenture to govern it and apply that law.

4.5                               Submission to jurisdiction:  where the Company has submitted to the jurisdiction of the courts specified in an Indenture to which it is party, its submission is valid and binding.

4.6                               Foreign judgments (common law):  in connection with an Indenture, a judgment of a court of the State of New York (the Foreign Court) is not directly enforceable in the Cayman Islands.  However, a final and conclusive judgment obtained against the Company in the Foreign Court will be recognised by the Grand Court as a cause of action for a debt and may be sued upon without re-examination of the issues if:

(a)                                 the Foreign Court had jurisdiction in the matter;

(b)                                 the Company either submitted to the jurisdiction of the Foreign Court or was resident and carrying on business in the jurisdiction and was duly served with process;

(c)                                  the judgment was not obtained by fraud;

(d)                                 the judgment was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations imposed on the Company;

(e)                                  recognition or enforcement of the judgment in the Cayman Islands would not be contrary to public policy; and

(f)                                   the proceedings under which the judgment was obtained were not contrary to the principles of natural justice.

5.                                      Qualifications and observations

This opinion is subject to the following qualifications and observations.

5.1                               This opinion is subject to all laws relating to bankruptcy, dissolution, insolvency, re-organisation, winding up, liquidation, moratorium, court schemes and other laws and legal procedures of general application affecting or relating to the rights of creditors.

5.2                               When the term enforceable or binding is used in paragraph 4 (Opinion) of our opinion, it means that an obligation is of a type that the Grand Court will enforce.  It does not mean that the obligation will necessarily be enforced in all circumstances or in accordance with its terms or that any particular remedy will be available.  In particular, but without limitation:

(a)                                 enforcement may be prevented by statutory provisions relating to the setting aside of fraudulent or voidable preferences, undervalue transactions, voidable floating charges and disclaiming of onerous property;

(b)                                 enforcement may be limited by general principles of equity (for example, equitable remedies like specific performance and injunction are discretionary and may not be available where damages are considered to be an adequate remedy);

(c)                                  enforcement of obligations may be invalidated by reason of duress, fraud, misrepresentation, mistake or undue influence;

(d)                                 contractual provisions that require a defaulting party to pay a sum that is out of all proportion to the innocent party’s legitimate interest in the agreement being performed or which seek to punish a defaulting party may be held to be unenforceable on the ground that they constitute penalties;

(e)                                  provisions in an agreement or in a Cayman Islands company’s memorandum or articles of association that fetter any statutory power may not be enforceable;

(f)                                   the Grand Court will not enforce the terms of an agreement if:

(i)                                     they are, or their performance would be, illegal or contrary to public policy in the Cayman Islands or in any other jurisdiction; or

(ii)                                  they would conflict with or breach applicable sanctions or exchange control regulations;

(g)                                  the Grand Court may not enforce the terms of an agreement:

(i)                                     for the payment or reimbursement of, or indemnity against, the costs of enforcement (actual or contemplated) or of litigation brought before the Grand Court or foreign courts or where the Grand Court or foreign courts have themselves made an order for costs;

(ii)                                  that constitute an agreement to negotiate or an agreement to agree;

(iii)                               that would involve the enforcement of any foreign revenue, penal or other public laws or an indemnity in respect of any of these laws;

(iv)                              that seek to exclude the jurisdiction of the Grand Court;

(v)                                 that relate to confidentiality (which may be overridden by the requirements of legal process);

(vi)                              that provide that any of the terms of that agreement can only be amended or waived in writing (and not orally or by course of conduct); or

(vii)                           that permit the severance of illegal, invalid or unenforceable terms;

(h)                                 a judgment of the Grand Court or a foreign court given in respect of contractual obligations may be held to supersede them (so they may not survive the judgment even if expressed to do so);

(i)                                     the Grand Court may refuse to allow unjust enrichment;

(j)                                    claims may become time barred or may be subject to rights and defences of abatement, acquiescence, counter-claim, estoppel, frustration, laches, set-off, waiver and similar defences;

(k)                                 the effectiveness of terms that seek to exclude or limit a liability or duty otherwise owed, or to indemnify a person in respect of a loss caused by the act or omission of that person, may be limited by law; and

(l)                                     where any party to an agreement is party to it in more than one capacity that party may not be able to enforce obligations owed by it to itself.

5.3                               The Cayman Islands has enacted the Contracts (Rights of Third Parties) Law, 2014 which, subject to certain exceptions, enables a person who is not party to an agreement governed by Cayman Islands law to enforce terms of the agreement where the agreement expressly seeks to create that right.

5.4                               Where a director of a Cayman Islands company fails to disclose an interest in a transaction entered into by the company, the transaction is voidable.

5.5                               The Grand Court may:

(a)                                 hold that despite any term of an agreement to the contrary:

(i)                                     any certificate, calculation, determination or designation of any party to the agreement is not conclusive, final and/or binding;

(ii)                                  any person exercising any discretion, judgment or opinion under the agreement must act in good faith and in a reasonable manner; and

(iii)                               any power conferred by the agreement on one party to require another party to execute any documents or do any things the first party requires must be exercised reasonably; and

(b)                                 imply terms (for example, good faith between parties in relation to the performance of obligations) into an agreement governed by Cayman Islands law.

5.6                               Where a foreign law is expressly selected to govern an agreement:

(a)                                 matters of procedure upon enforcement of the agreement and assessment or quantification of damages will be determined by the Grand Court in accordance with Cayman Islands law;

(b)                                 the proprietary effects of the agreement may be determined by the Grand Court in accordance with the domestic law of the place where the relevant property is taken to be located;

(c)                                  the mode of performance of the agreement may be determined by the Grand Court in accordance with the law of the place of performance; and

(d)                                 that law may not be applied by the Grand Court to non-contractual obligations arising out of the agreement (even if it is expressly selected to do so).

5.7                               The Grand Court may:

(a)                                 stay or set aside proceedings where:

(i)                                     there is a more appropriate forum than the Cayman Islands where the action should be heard;

(ii)                                  earlier or concurrent proceedings have been commenced outside the Cayman Islands; or

(iii)                               there has already been a final and conclusive judgment given on the merits by a foreign court of competent jurisdiction according to Cayman Islands conflicts of laws rules; and

(b)                                 grant injunctions restraining the commencement or continuance of proceedings outside the Cayman Islands.

5.8                               Where a Document is expressed to take effect prior to the date on which it was executed by the parties to it:

(a)                                 the rights and obligations of the parties under the Document will only come into effect once the Document is executed; and

(b)                                 the parties may agree (as a matter of contract between themselves only) that their rights and obligations under the Document will take effect prior to that date.

However, in relation to third parties, the Document only takes effect from the date on which it was executed.

5.9                               The Grand Court Search will not reveal (among other things) if:

(a)                                 proceedings filed with the Grand Court have not been entered in the Grand Court Register;

(b)                                 any application to the Grand Court for a winding-up petition or for the appointment of a receiver in respect of the Company has been prepared but not yet filed;

(c)                                  any proceedings against the Company have been threatened but not filed;

(d)                                 the Company is in voluntary liquidation;

(e)                                  a receiver had been appointed under a debenture or other security agreement in respect of the assets of the Company; or

(f)                                   the Company is a defendant or respondent to any arbitration proceedings.

5.10                        Where an appointment of an attorney is expressed to be irrevocable, the appointment will only be irrevocable if it is given by way of deed or for valuable consideration to secure a proprietary interest of, or the performance of an obligation owed to, the attorney.

6.                                      Limitations

6.1                               This opinion is limited to the matters expressly stated in it and it is given solely in connection with the filing of the Registration Statement.

6.2                               For the purposes of this opinion, we have only examined the documents listed in paragraph 2.1 above.  We have not examined any term or document incorporated by reference, or otherwise referred to, whether in whole or part, in any Document and we offer no opinion on any such term or document.

6.3                               We offer no opinion:

(a)                                 on whether the commercial terms of any Document reflect or achieve the intentions of the parties (unless otherwise expressly stated in this opinion);

(b)                                 on any factual statement, representation or warranty made or given in any Document unless otherwise expressly stated in this opinion;

(c)                                  as to whether the parties to any Document will be able to perform their obligations under it; or

(d)                                 as to the title or interest of any party to or in, or the existence or value of, any property or collateral the subject of any Document.

6.4                               We have made no investigation of, and express no opinion with respect to, the laws of any jurisdiction other than the Cayman Islands or the effect of any Document under those laws.  In particular, we express no opinion as to the meaning or effect of any foreign statutes referred to in any Document.

6.5                               We assume no obligation to advise the Company (or any person we give consent to rely on this opinion) in relation to changes of fact or law that may have a bearing on the continuing accuracy of this opinion.

7.                                      Governing law

This opinion, and any non-contractual obligations arising out of it, are governed by, and to be interpreted in accordance with, laws in force in the Cayman Islands on the date of this opinion.

8.                                      Consent

8.1                               We hereby consent to the filing of this opinion in its full form and the use of our name under the caption “Legal Matters” contained in the Registration Statement or in such other form as we may approve in writing.

8.2                               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our name under the headings Enforcement of Civil Liabilities, Taxation and Legal Matters and elsewhere in the prospectus included in the Registration Statement. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

Yours faithfully

/s/ Mourant Ozannes
Mourant Ozannes